YANGLING DAIYING BIOLOGICAL ENGINEERING CO., LTD.
INDEX TO FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
(Unaudited)

CONTENTS

Financial Statements:
Balance Sheet	F-2
Statement of Operations	F-3
Statements of Stockholders' Equity	F-4
Statement of Cash Flows	F-5
Condensed Notes to Financial Statements	F-6 to F-11

YANGLING DAIYING BIOLOGICAL ENGINEERING CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
(Unaudited)

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company

Yangling Daiying Biological Engineering Co., Ltd. (the “Company”), incorporated in November 2001 in Shaanxi Province, China, engages in research and development, manufacturing and marketing of external diagnostic reagents, human body vaccine, medicines of hard capsule, pill and granular and health products. The Company is currently developing a hepatitis C vaccine primarily in China.

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The accompanying financial statements for the interim periods are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the periods presented. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. These financial statements should be read in conjunction with the financial statements for the year ended December 31, 2003 and 2002 and notes thereto contained herein. The results of operations for the nine months ended September 30, 2004 are not necessarily indicative of the results for the full fiscal year ending December 31, 2004.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reported period. Significant estimates in 2003 and 2002 include the estimated useful lives of property and equipment and the valuation of marketable securities. Actual results could differ from those estimates.

YANGLING DAIYING BIOLOGICAL ENGINEERING CO., LTD.
BALANCE SHEET
September 30, 2004
(Unaudited)

ASSETS
CURRENT ASSETS:
Cash and cash equivalnets	$ 1,204,892
Marketable securities	342,353
Prepayments and other current assets	204,186

Total Current Assets	1,751,431

PROPERTY AND EQUIPMENT - Net	1,714,404

OTHER ASSET:
Other asset, net	500,016

Total Other Asset	500,016

Total Assets	$ 3,965,851

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Loans payable	$ 1,813,785
Accounts payable and accrued expenses	635,474
Other current liabilities	1,213

Total Current Liabilities	2,450,472

STOCKHOLDERS' EQUITY:
Common stock ($.121 Par Value; 40,000,000 Shares Authorized;
40,000,000 shares issued and outstanding)	4,836,759
Accumulated deficit	(3,012,984)
Less: Accumulated other comprehensive loss	(308,396)

Total Stockholders' Equity	1,515,379

Total Liabilities and Stockholders' Equity	$ 3,965,851

See notes to financial statements

YANGLING DAIYING BIOLOGICAL ENGINEERING CO., LTD.
STATEMENT OF OPERATIONS
For the Nine Months Ended September 30. 2004
(Unaudited)

NET REVENUES	$--

OPERATING EXPENSES:
Research and development	253,319
General and administrative	172,195

Total Operating Expenses	425,514

LOSS FROM OPERATIONS	(425,514)

OTHER INCOME (EXPENSES):
Interest expense, net	(33,003)
Realized gain on sale of marketable securities	46,154

Total Other Income (Expenses)	13,151

NET LOSS	$(412,363)

NET LOSS PER COMMON SHARE - BASIC AND DILUTED:
Net loss per common share	$(0.01)

Weighted Common Shares Outstanding - basic and diluted	40,000,000

See notes to financial statements

YANGLING DAIYING BIOLOGICAL ENGINEERING CO., LTD.STATEMENTS
OF STOCKHOLDERS’ EQUITY
For the Years Ended December 31, 2003 and 2002

	Common Stock, $.121 Par Value			Accumulated Other	Total
	Number of Shares	Amount	Accumulated Deficit	Comprehensive Loss	Stockholders' Equity
Balance, December 31, 2001	40,000,000	$ 4,836,759	$(1,403,291)	$--	$3,433,468
Other comprehesive loss:
Net loss			(429,666)		(429,666)
Comprehensive loss - change in unrealized loss on
marketable secuirities-net of taxes of $0				(304)	(304)

Total comprehensive loss	--	--	--	--	(429,970)

Balance, December 31, 2002	40,000,000	4,836,759	(1,832,957)	(304)	3,003,498
Other comprehesive loss:
Net loss			(767,664)		(767,664)
Comprehensive loss - change in unrealized loss on
marketable secuirities-net of taxes of $0				(227,128)	(227,128)

Total comprehensive loss	--	--		--	(994,792)

Balance, December 31, 2003	40,000,000	$ 4,836,759	$(2,600,621)	$(227,432)	$2,008,706

Other comprehesive loss:
Net loss			(412,363)		(412,363)
Comprehensive loss - change in unrealized loss on
marketable secuirities-net of taxes of $0				(80,964)	(80,964)

Total comprehensive loss	--	--		--	(493,327)

Balance, September 30, 2004	40,000,000	$ 4,836,759	$(3,012,984)	$(308,396)	$1,515,379

See notes to financial statements

YANGLING DAIYING BIOLOGICAL ENGINEERING CO., LTD.
STATEMENT OF CASH FLOWS
For the Nine Months Ended September 30. 2004
(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(412,363)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	43,518
Gain on sale of marketable securities	(46,154)
Changes in assets and liabilities:
Prepayments and other current assets	(156,401)
Other assets	--
Accounts payable and accrued expenses	147,745
Other current liabilities	(57,684)

NET CASH USED IN OPERATING ACTIVITIES	(481,339)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of marketable securities	120,919
Capital expenditures	(986,315)

NET CASH FLOWS USED IN INVESTING ACTIVITIES	(865,396)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans payable	1,209,190

NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	1,209,190

NET DECREASE IN CASH AND CASH EQUIVALENTS	(137,545)
CASH AND CASH EQUIVALENTS - beginning of year	1,342,437

CASH AND CASH EQUIVALENTS - end of period	$1,204,892

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$33,746

Income taxes	$--

See notes to financial statements.

F-6

YANGLING DAIYING BIOLOGICAL ENGINEERING CO., LTD.
Cash Flow Worksheet
September 30, 2004
(Unaudited)

	9/30/2004	12/31/2003	Net Change	Operating	Investing	Financing	Non- cash	Total	Difference
ASSETS
CURRENT ASSETS:
Cash and cash equivalnets	$1,204,892	$1,342,437	137,545	137,545				137,545	--
Marketable securities	342,353	498,082	155,729	(46,154)	120,919		80,964	155,729	--
Prepayments and other current assets	204,186	47,785	(156,401)	(156,401)				(156,401)	--
Total Current Assets	1,751,431	1,888,304							--
PROPERTY AND EQUIPMENT - Net	1,714,404	763,740	(950,664)	35,651	(986,315			(950,664)	--
OTHER ASSETS:
Other assets	500,016	507,883	7,867	7,867				7,867	--
Total Other Assets	500,016	507,883
Total Assets	$3,965,851	$3,159,927
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Loans payable	$1,813,785	$604,595	1,209,190			1,209,190		1,209,190	--
Accounts payable and accrued expenses	635,474	487,729	147,745	147,745				147,745
Other current liabilities	1,213	58,897	(57,684)	(57,684)				(57,684)	--

Total Current Liabilities	2,450,472	1,151,221
STOCKHOLDERS' EQUITY:
Common stock ($.121 Par Value; 40,000,000 Shares Authorized;
40,000,000 shares issued and outstanding)	4,836,759	4,836,759	--					--	--
Accumulated deficit	(3,012,984)	(2,600,621)	(412,363)	(412,363)				(412,363)	--
Less: Accumulated other comprehensive loss	(308,396)	(227,432)	(80,964)				(80,964	(80,964)	--
Total Stockholders' Equity	1,515,379	2,008,706
Total Liabilities and Stockholders' Equity	$3,965,851	$3,159,927	--	(343,794)	(865,396	1,209,190	--	--	--

YANGLING DAIYING BIOLOGICAL ENGINEERING CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
(Unaudited)

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Marketable securities

Marketable securities consist of investments in equity of publicly traded and non-public domestic companies and are stated at market value based on the most recently traded price of these securities at September 30, 2004.  All marketable securities are classified as available for sale at September 30, 2004. Unrealized gains and losses, determined by the difference between historical purchase price and the market value at each balance sheet date, are recorded as a component of Accumulated Other Comprehensive Income in Stockholders’ Equity. Realized gains and losses are determined by the difference between historical purchase price and gross proceeds received when the marketable securities are sold.

Foreign currency translation

Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, “Foreign Currency Translation,” and are included in determining net income or loss.

For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currencies into U.S. dollars at the exchange rate prevailing at the balance sheet date. Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the financial statements. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss.

The reporting currency is the U.S. dollar. The functional currency of the Company is the local currency. The financial statements are translated into United States dollars using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the statements of operations and were not material during the periods presented because the Chinese dollar (RMB) fluctuates with the United States dollar. The cumulative translation adjustment and effect of exchange rate changes on cash at September 30, 2004 was not material.

YANGLING DAIYING BIOLOGICAL ENGINEERING CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
(Unaudited)

NOTE 2 — PROPERTY AND EQUIPMENT

At September 30, 2004, property and equipment consisted of the following:

	Estimated Life
Office Furniture and Equipment	5 Years	$545,649
Construction in Progress		1,264,126

		1,809,775
Less: Accumulated Depreciation		(95,371)

		$1,714,404

For nine months ended September 30, 2004, depreciation expense amounted to $35,651.

NOTE 3 – OTHER ASSET

On May 15, 2002, the Company entered into an agreement with the Chinese government, whereby the Company acquired for $524,491 the rights to use certain land until May 14, 2052. The Company is amortizing this land use right over the contract period of 50 years. For the nine months ended September 30, 2004, amortization expense amounted to $7,867.

NOTE 4 – LOAN PAYABLE

On December 1, 2003, the Company borrowed $604,595 from a bank. The loan bears interest at 4.62% per annum and is unsecured. All unpaid principal and accrued interest was payable on May 28, 2005.

YANGLING DAIYING BIOLOGICAL ENGINEERING CO., LTD.
NOTES TO FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
(Unaudited)

NOTE 5 — OPERATING RISK

(a) Political risk

Currently, PRC is in a period of growth and is openly promoting business development in order to bring more business into PRC. Additionally PRC allows a Chinese corporation to be owned by a United States corporation. If the laws or regulations are changed by the PRC government, the Company’s ability to operate the PRC subsidiaries could be affected.

(b)     Key personnel risk

The Company’s future success depends on the continued services of executive management in China. The loss of any of their services would be detrimental to the Company and could have an adverse effect on business development. The Company does not currently maintain key-man insurance on their lives. Future success is also dependent on the ability to identify, hire, train and retain other qualified managerial and other employees. Competition for these individuals is intense and increasing.